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                                                                    EXHIBIT 10.4


                             DEMAND PROMISSORY NOTE


$20,360.00                                                     December 31, 2000
                                                             Boca Raton, Florida

     FOR VALUE RECEIVED, Suzanne Brady, an individual residing at 2042 Discovery Circle, Deerfield Beach, Florida 33442 ("Maker"), promises to pay to BBC Graphics of Palm Beach, Inc., 4301 Oak Circle, Suite 25, Boca Raton, Florida 33431 ("Holder"), the principal sum of Twenty Thousand Three Hundred and Sixty Dollars ($20,360.00), at no interest upon written demand for payment.

     This Note may be prepaid without premium or penalty, at any time, in whole or in part.

     All payments of principal are payable at Holder's above indicated address or such place as the Holder hereof may, from time to time, designate in writing, in lawful money of the United States of America.

     Should it become necessary to collect the sum due under this Note through an attorney, Maker hereby agrees to pay all costs of collection, including a reasonable attorney's fee. Said reasonable attorney's fee shall include fees for services rendered in all appellate proceedings. Maker waives presentment for payment and protest for nonpayment of this Note, and trial by jury in connection with the enforcement of collection of this Note.

     This Agreement shall be construed pursuant to the laws of the State of Florida.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day first above written.

                                             MAKER:



                                             By: /s/ Suzanne Brady
                                                 -------------------------------
                                                     Suzanne Brady